Exhibit 32.1

CERTIFICATION

Pursuant to the requirements set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, (18 U.S.C. § 1350), David V. Goeddel, the Chief Executive Officer of Tularik Inc. (the “Company”), and William J. Rieflin, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2004, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 4th day of August, 2004.

/s/ David V. Goeddel	/s/ William J. Rieflin
David V. Goeddel	William J. Rieflin
Chief Executive Officer	Executive Vice President, Administration and Chief Financial Officer